Exhibit 10.1

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of March 20, 2026 (the “Agreement”), by and among TRANSGLOBAL MANAGEMENT GROUP, INC., a Florida corporation (“TMGI”), and CONTINUUM SOFTWARE TECHNOLOGIES, INC., a Wyoming corporation (the “CSTI”).

WITNESSETH

WHEREAS, the parties desire that TMGI acquire all of the issued and outstanding shares of CSTI in exchange for shares of TMGI common stock; and

WHEREAS, the parties intend that the transaction qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Article 1.
DEFINITIONS AND INTERPRETATION

1.1  Definitions. As used in this Agreement, the following terms when capitalized in this Agreement shall have the following meanings:

(a)	“Affiliates” shall mean, with respect to any Person, any and all other Persons that control, are controlled by, or are under common control with, such Person. For purposes of the foregoing, “control” of a Person shall mean direct or indirect ownership of 50% or more of the securities or other interests of such Person having by their terms ordinary voting power to elect or appoint a majority of the board of directors or others performing similar functions with respect to such Person;

(b)	“Business Day” means any day other than a Saturday, Sunday, or U.S. federal banking holiday;

(c)	“Closing” means the consummation of the transactions contemplated by this Agreement;

(d)	“Closing Date” means the date on which the Closing occurs;

(e)	“Code” means the Internal Revenue Code of 1986, as amended;

(f)	“Exchange” means the exchange of all issued and outstanding shares of CSTI for shares of TMGI pursuant to this Agreement;

(g)	“Exchange Shares” means 50,645,000 shares of restricted common stock of TMGI to be issued to the shareholders of CSTI at Closing;

(h)	“Governmental or Regulatory Authority” shall mean any federal, state, regional, municipal or local court, legislative, executive, Native American or regulatory authority or agency, board, commission, department or subdivision thereof;

(i)	“Law” shall mean any federal, state, county, or local laws, statutes, regulations, rules, codes, ordinances, orders, decrees, judgments or injunctions enacted, adopted, issued or promulgated by any Governmental or Regulatory Authority, from time to time;

(j)	“Lien” shall mean any mortgage, deed of trust, pledge, lien, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind;

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(k)	“Material Adverse Effect” means a material adverse effect on the business, operations, or financial condition of a party;

(l)	“Person” means any individual, corporation, partnership, limited liability company, or other legal entity;

(m)	“Reorganization” means the transaction intended to qualify as a reorganization under Section 368(a) of the Code; and

(n)	“Shares” means 50,645,000 shares of common stock of CSTI, representing 100% of the issued and outstanding capital stock of CSTI.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2  Captions and Section Numbers. The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3  Section References and Schedules. Any reference to a particular “Article”, “Section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by number will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

1.4  Severability of Clauses. If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

Article 2.
THE EXCHANGE

2.1  The Exchange. At the Closing, the shareholders of CSTI shall transfer to TMGI, and TMGI shall acquire, all of the issued and outstanding Shares, in exchange for the issuance by TMGI of the Exchange Shares to such shareholders. Following the Closing, CSTI shall be a wholly owned subsidiary of TMGI. The parties intend that the Exchange qualify as a reorganization within the meaning of Section 368(a) of the Code. Notwithstanding the foregoing, no fractional shares shall be issued, and any such fractional interests shall be rounded as determined by TMGI.

2.2  Exchange Consideration. In consideration for the Shares, TMGI shall issue an aggregate of 50,645,000 Exchange Shares to the shareholders of CSTI, as set forth on Exhibit C attached hereto, as may be updated by mutual agreement of the parties prior to Closing.

2.3  Securities Law Matters. The parties acknowledge that the Exchange Shares and the Shares are being issued in reliance upon exemptions from registration under applicable securities laws and shall constitute restricted securities. Such securities may not be transferred unless registered or exempt from registration under applicable law.

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Article 3.
REPRESENTATIONS AND WARRANTIES OF CSTI

CSTI represents and warrants to TMGI, that:

3.1  Organization, Standing and Power. CSTI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming, with full corporate power and authority to own its properties and conduct its business as currently conducted.

3.2  Authority. CSTI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of CSTI, enforceable in accordance with its terms, subject to applicable bankruptcy and equitable principles.

3.3  Capitalization. CSTI has 50,645,000 shares of common stock issued and outstanding, constituting all of its issued and outstanding equity. All such shares are duly authorized, validly issued, fully paid, and nonassessable. Except as set forth on Schedule 3.3, there are no outstanding options, warrants, or other rights to acquire equity securities of CSTI.

3.4  No Subsidiaries. CSTI has no subsidiaries.

3.5  Title to Shares. The shareholders of CSTI own the Shares free and clear of all Liens.

3.6  No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate CSTI’s organizational documents or (ii) violate any applicable Law, except, in each case, as would not have a Material Adverse Effect.

3.7  Litigation. There is no action, suit, or proceeding pending or, to CSTI’s knowledge, threatened against CSTI that would have a Material Adverse Effect.

3.8  Compliance with Laws. CSTI is in compliance with applicable Laws, except where non-compliance would not have a Material Adverse Effect.

3.9  No Misrepresentation. No representation or warranty of CSTI contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

3.10  Brokers. CSTI has not engaged any broker, finder, or financial advisor in connection with the transactions contemplated hereby for which TMGI would have any liability.

Article 4.
REPRESENTATIONS AND WARRANTIES OF TMGI

TMGI hereby represents and warrants to CSTI, that:

4.1  Organization and Good Standing. TMGI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with full corporate power and authority to own its properties and conduct its business as currently conducted.

4.2   Authority. TMGI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of TMGI, enforceable in accordance with its terms, subject to applicable bankruptcy and equitable principles.

4.3   Capitalization. TMGI has 12,702,045 shares of common stock issued and outstanding and 200 shares of preferred stock issued and outstanding. All such shares are duly authorized, validly issued, fully paid, and nonassessable.

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4.4   Exchange Shares. The Exchange Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable.

4.5   No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate TMGI’s organizational documents or (ii) violate any applicable Law, except, in each case, as would not have a Material Adverse Effect.

4.6   Litigation. There is no action, suit, or proceeding pending or, to TMGI’s knowledge, threatened against TMGI that would have a Material Adverse Effect.

4.7   Compliance with Laws. TMGI is in compliance with applicable Laws, except where non-compliance would not have a Material Adverse Effect.

4.8   Trading Status. TMGI’s common stock is quoted on the OTC Markets under the symbol “TMGI”.

4.9   Reporting Status. TMGI files reports pursuant to the Securities Exchange Act of 1934 and is current in its filings and disclosures on OTC Markets.

4.10  Investment Intent. TMGI is acquiring the Shares for its own account for investment purposes and not with a view to distribution, subject to applicable securities laws.

4.11  No Misrepresentation. No representation or warranty of TMGI contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

4.12  Brokers. TMGI has not engaged any broker, finder, or financial advisor in connection with the transactions contemplated hereby for which CSTI would have any liability.

Article 5.
COVENANTS

5.1  Access to Information. Prior to the Closing, CSTI shall provide TMGI and its representatives reasonable access to its books, records, and operations for purposes of completing its review of CSTI.

5.2  Conduct Prior to Closing. Prior to the Closing, CSTI shall operate its business in the ordinary course and shall not take any action that would materially impair its ability to consummate the transactions contemplated by this Agreement.

5.3  Further Assurances. Each party shall use reasonable efforts to take such actions as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.

5.4  Exclusivity. Prior to the Closing, CSTI shall not enter into any agreement or transaction that would conflict with or prevent the consummation of the Exchange.

5.5  Public Announcements. Neither party shall issue any press release or public announcement regarding this Agreement without the prior written consent of the other party, except as required by applicable Law or OTC Markets requirements.

5.6  Tax-Free Reorganization. Each party agrees to use commercially reasonable efforts to cause the Exchange to qualify as a reorganization under Section 368(a) of the Code and not to take any action inconsistent with such treatment.

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Article 6.
CONDITIONS TO CLOSING

6.1  Conditions to Obligations of TMGI.

The obligation of TMGI to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by TMGI in whole or in part to the extent permitted by applicable law):

(a)	The representations and warranties of CSTI shall be true and correct in all material respects as of the Closing Date;

(b)	CSTI shall have performed in all material respects its obligations under this Agreement required to be performed prior to the Closing;

(c)	TMGI shall have received a certificate from an officer of CSTI confirming the satisfaction of the conditions set forth in Sections 6.1(a) and 6.1(b);

(d)	TMGI shall have received 100% of the Shares, duly transferred and free and clear of all Liens;

(e)	The Shareholders of CSTI shall have approved the transactions contemplated by this Agreement, substantially in the form attached hereto as Exhibit A;

(f)	Each shareholder of CSTI shall have executed a joinder substantially in the form attached hereto as Exhibit B;

(g)	No Material Adverse Effect shall have occurred with respect to CSTI;

(h)	All required third-party consents shall have been obtained; and

(i)	No law, order, or proceeding shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.

Article 7.
termination

7.1  Termination. This Agreement may be terminated at any time prior to the Closing:

(a)	by mutual written consent of the parties;

(b)	by either party if a Material Adverse Effect has occurred with respect to the other party;

(c)	by either party if the Closing has not occurred within a reasonable period of time due to the failure of a condition to Closing, provided such party is not in material breach of this Agreement; or

(d)	by either party if any law, order, or proceeding prohibits the consummation of the transactions contemplated by this Agreement.

7.2  Effect of Termination. Upon termination of this Agreement, this Agreement shall become void and of no further force or effect, and no party shall have any liability to the other, except for obligations that expressly survive termination.

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Article 8.

CLOSING DELIVERIES

8.1  Deliveries by CSTI.

At the Closing, CSTI shall deliver, or cause to be delivered, to TMGI:

(a)	evidence of transfer of 100% of the Shares, duly endorsed or transferred, free and clear of all Liens;

(b)	a certificate of an officer of CSTI confirming the satisfaction of the conditions to Closing; and

(c)	such other documents as are reasonably necessary to consummate the transactions contemplated by this Agreement.

8.2  Deliveries by TMGI.

At the Closing, TMGI shall deliver to CSTI:

(a)	the Exchange Shares;

(b)	a certificate of an officer of TMGI confirming the satisfaction of the conditions to Closing; and

(c)	such other documents as are reasonably necessary to consummate the transactions contemplated by this Agreement.

Article 9.
GENERAL PROVISIONS

9.1  Notices. All notices shall be in writing and deemed given when delivered by email, courier, or personal delivery to the addresses below or such other address as shall be designated by the parties.

If to TMGI to:

TRANSGLOBAL MANAGEMENT GROUP, INC.

7901 4th Street North, Suite 4887

St. Petersburg, FL 33702-4305

with copies to:

John D. Thomas, Esq.

11616 South State, Suite 1504

Draper, Utah 84020

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If to CSTI to:

CONTINUUM SOFTWARE TECHNOLOGIES, INC.

7411 East 6th Avenue

Suite #104

Scottsdale, Arizona 85251

9.2  Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

9.3  Specific Performance. Each party acknowledges that a breach of this Agreement may cause irreparable harm for which monetary damages would be inadequate and agrees that the other party shall be entitled to seek equitable relief, including specific performance.

9.4  Further Assurances. Each party agrees to execute and deliver such additional documents and take such actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

9.5  Governing Law. This Agreement shall be governed by the laws of the State of Florida.

9.6  Jurisdiction. The parties agree that any dispute arising under this Agreement shall be brought in the state or federal courts located in Florida.

9.7  Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties and may be amended only by a written agreement signed by both parties.

9.8  Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

9.9  Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement without the prior written consent of the other party.

9.10  Counterparts. This Agreement may be executed in counterparts, including by electronic signature, each of which shall be deemed an original.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

TRANSGLOBAL MANAGEMENT GROUP, INC.

By:
Name:
Title:

CONTINUUM SOFTWARE TECHNOLOGIES, INC.

By:
Name:
Title:

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EXHIBIT A

FORM OF UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS

OF CONTINUUM SOFTWARE TECHNOLOGIES, INC.

The undersigned, being the holders of all of the issued and outstanding shares of common stock (the “Shares”) of CONTINUUM SOFTWARE TECHNOLOGIES, INC., a Wyoming corporation (the “Company”), hereby adopt the following resolutions by written consent in lieu of a meeting pursuant to applicable law:

WHEREAS, the Company has entered into that certain Share Exchange Agreement, dated as of March 20, 2026 (the “Agreement”), by and between the Company and Transglobal Management Group, Inc., a Florida corporation (“TMGI”), pursuant to which all of the issued and outstanding Shares shall be exchanged for shares of common stock of TMGI (the “Exchange”);

WHEREAS, the shareholders deem it advisable and in the best interests of the Company and the shareholders to approve the transactions contemplated by the Agreement;

NOW, THEREFORE, BE IT RESOLVED, that the Agreement and the transactions contemplated thereby, including the Exchange, are hereby approved in all respects;

RESOLVED FURTHER, that each undersigned shareholder hereby approves and adopts the Exchange and agrees to transfer all of his, her, or its Shares to TMGI at the Closing in accordance with the terms of the Agreement;

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed to take all actions and execute and deliver any documents necessary or appropriate to consummate the transactions contemplated by the Agreement;

RESOLVED FURTHER, that the shareholders intend that the Exchange qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and agree to take no action inconsistent with such treatment.

This Written Consent may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic means (including PDF or electronic signature platforms) shall be deemed effective for all purposes.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of March 20, 2026.

_________________________________

Shareholder Name:

Shares Held:

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EXHIBIT B

FORM OF

SHAREHOLDER JOINDER

Reference is made to that certain Share Exchange Agreement, dated as of March 20, 2026 (the “Agreement”), by and between Transglobal Management Group, Inc., a Florida corporation (“TMGI”), and Continuum Software Technologies, Inc., a Wyoming corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

The undersigned hereby represents, warrants, acknowledges, and agrees as follows:

1.	Ownership of Shares. The undersigned is the legal and beneficial owner of the number of shares of common stock of the Company set forth below (the “Shares”), free and clear of all liens, claims, and encumbrances.

2.	Agreement to Exchange. The undersigned hereby agrees to transfer, assign, and deliver all of the Shares to TMGI at the Closing in exchange for the Exchange Shares, in accordance with the terms of the Agreement.

3.	Acceptance of Consideration. The undersigned acknowledges and agrees to receive the Exchange Shares as full consideration for the Shares and agrees that such Exchange Shares shall constitute “restricted securities” under applicable securities laws.

4.	Joinder and Binding Effect. The undersigned hereby agrees to be bound by the terms and conditions of the Agreement applicable to shareholders and acknowledges that the Agreement shall be enforceable against the undersigned as if the undersigned were an original party thereto.

5.	Investment Intent. The undersigned is acquiring the Exchange Shares for investment purposes and not with a view to distribution, and acknowledges that the Exchange Shares have not been registered under applicable securities laws.

6.	Tax Treatment. The undersigned acknowledges that the parties intend that the Exchange qualify as a reorganization under Section 368(a) of the Internal Revenue Code and agrees to take no action inconsistent with such treatment.

7.	Further Assurances. The undersigned agrees to execute and deliver such additional documents as may be reasonably necessary to consummate the transactions contemplated by the Agreement.

8.	Counterparts. This Joinder may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic means (including PDF or electronic signature platforms) shall be deemed effective for all purposes.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of March 20, 2026.

_________________________________

Shareholder Name:

Shares:

Address:

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